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EXHIBIT 23
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CONSENT TO USE OF REPORT OF
INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the incorporation of our report dated April 26, 1999, except with respect to the matters discussed in Note N, as to which the date is April 29, 1999, included in this Form 10-K, into AmeriSteel Corporation's previously-filed Registration Statements (File Nos. 33-60329 and 333-14547).

        ARTHUR ANDERSEN LLP

Tampa, Florida,
June 25, 1999


EXHIBIT 27
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(SEC use only)

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